Exhibit 99.1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of common stock, no par value, of Equinox Gold Corp. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The execution and filing of this agreement shall not be construed as an admission that the undersigned are a group, or have agreed to act as a group.

Dated:  March 13, 2020

MUBADALA INVESTMENT COMPANY PJSC

By:	/s/ Andre C. Namphy
	Name:	Andre C. Namphy
	Title:	Authorized Signatory

Mamoura Diversified Global Holding PJSC

By:	/s/ Andre C. Namphy
	Name:	Andre C. Namphy
	Title:	Authorized Signatory

MDC Industry Holding Company LLC

By:	/s/ Andre C. Namphy
	Name:	Andre C. Namphy
	Title:	Authorized Signatory